UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite #1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019 (the “Effective Date”), LiveXLive Media, Inc. (the “Company”) appointed Dermot McCormack to serve as the President of the Company.

Mr. McCormack ― Mr. McCormack is a seasoned media executive, accomplished leader and innovator with expertise in cross platform content creation, product development, social media and distribution. Prior to joining the Company, Mr. McCormack served and continues to serve on the board of SNKR Inc., the world’s leading video brand based around sneaker and youth culture, a company he co-founded in September 2016. Prior to co-founding SNKR, Mr. McCormack served as AOL’s Global President - Video and Studios group from October 2014 to December 2015, where he was a key player in AOL’s sale to Verizon Communications Inc. and oversaw product and engineering and shepherded the overall user experience. As President of the Video and Studios group, he oversaw the video business for brands ranging from HuffPost to TechCrunch, and developed episodic programming including James Franco’s “Making A Scene” and Steve Buscemi’s Emmy Award-winning “Park Bench.” In addition, he headed up AOL Studios, overseeing the creation and distribution of high-quality original programming. Prior to his tenure at AOL, from March 2008 to September 2014, Mr. McCormack served as the EVP of Digital Media for Viacom’s Music Group and the head of Viacom Music & Logo’s Connected Content Group. In these roles, Mr. McCormack led all digital brand properties initiatives for MTV, MTV2, MTV Other, VH1, PALLADIA, VH1 CLASSIC, CMT, CMT Pure and Logo, where he created and implemented the vision and strategy for how these culture defining brands maintained leadership in today’s hyper connected world. Mr. McCormack assisted MTV to build a user base of more than 100 million followers. Among other innovations, while at Viacom, Mr. McCormack created the O Music Awards, a multiple Webby Award honoree, and developed MTV Artists, an online music portal for artists to create and manage their online presence. He also launched the MTV Music Meter, an algorithm-based mobile music app and tool that recommended music based on social media traction. Prior to joining Viacom, Mr. McCormack oversaw the interactive and broadband divisions as the SVP of New Media and Digital Product at Cablevision, where he was integral to Cablevision’s growth as it achieved the highest household penetration rate in the areas it served. Mr. McCormack began his digital media career as one of the earliest employees of iVillage.com, an online network geared towards women, and served as the CTO at Flooz.com, an online payment provider, which he co-founded in 1999. Mr. McCormack currently also serves on the board of Axonista, a leading European OTT player. Mr. McCormack received his undergraduate degree from Dublin Institute of Technology’s School of Electrical and Electronic Engineering.

In connection with Mr. McCormack’s appointment as the Company’s President, the Company entered into an employment agreement with Mr. McCormack, the terms of which are summarized below. There is no arrangement or understanding between Mr. McCormack and any other persons pursuant to which Mr. McCormack was appointed to his position. There are no family relationships between Mr. McCormack and any of the Company’s officers or directors. Other than as described below and certain consulting services that Mr. McCormack provided to the Company prior to the Effective Date, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. McCormack has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On the Effective Date, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. McCormack for a term of three years (the “Term”) at an annual salary of $500,000. Mr. McCormack is also eligible to earn an annual fiscal year cash performance bonus for each whole or partial fiscal year of his employment period with the Company in accordance with the Company’s annual bonus plan applicable to the Company’s senior executive. Mr. McCormack’s “target” performance bonus shall be 100% of his average annualized base salary during the fiscal year for which the performance bonus is earned. Mr. McCormack was also granted 1,000,000 restricted stock units (the “RSUs”). The RSUs were granted pursuant to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The RSUs shall one-time cliff vest on the third anniversary of the Effective Date, subject to Mr. McCormack’s continued employment with the Company through the vesting date. Each vested RSU shall be settled by delivery to Mr. McCormack of one share of the Company’s common stock on the first to occur of: (i) the date of a Change of Control, (ii) the date that is ten days following the vesting of the RSUs, and (iii) the date of Mr. McCormack’s death or Disability (as defined in the Employment Agreement) (in any case, the “Settlement Date”). In the event of a “Change of Control” (as defined in the Employment Agreement) any unvested portion of the RSUs shall vest immediately prior to such event. The RSUs grant was evidenced by an award agreement that specifies such other terms and conditions in accordance with the 2016 Plan, subject to the terms of the Employment Agreement.

If Mr. McCormack’s employment is terminated by the Company “Without Cause” or by Mr. McCormack for “Good Reason” (each as defined in the Employment Agreement, subject to the Company’s right to cure), he will be entitled to termination benefits, pursuant to which (i) the Company will be obligated to pay Mr. McCormack certain accrued obligations and any unpaid Prior Year Bonus; (ii) if such termination occurs after the first three months from the Effective Date, (x) the Company will be obligated to continue to pay Mr. McCormack his base salary, medical benefits and any Pro Rata Bonus (as defined in the Employment Agreement) for a period of six months from the termination date, and (y) 50% of the RSUs and any unvested equity awards shall automatically accelerate and become vested as of the termination date and exercisable for a period of 12 months from the termination date or the date the award first becomes vested and exercisable, but in all events no later than the applicable term for each such award, and date; and (iii) if such termination occurs after the first six months from the Effective Date, (x) the Company will be obligated to continue to pay Mr. McCormack his base salary, medical benefits and any Pro Rata Bonus for a period of 12 months from the termination date, and (y) 100% of the RSUs and any unvested equity awards shall automatically accelerate and become vested as of the termination date and exercisable for a period of 12 months from the termination date or the date the award first becomes vested and exercisable, but in all events no later than the applicable term for each such award, and date. Any such RSUs that vest as a result of such accelerated vesting shall be settled as set forth in the Employment Agreement, and all restrictions on such equity awards and vested RSUs shall automatically and immediately lapse (other than the Lock-Up Period and Daily Trading Limit as discussed below). The Employment Agreement contains covenants for the benefit of the Company relating to non-interference with the Company’s business after termination of employment and protection of the Company’s confidential information, certain customary representations and warranties and standard Company indemnification obligations.

If Mr. McCormack receives any RSUs as a result of their accelerated vesting in the event of his death, Disability or his termination without “Cause” or for “Good Reason”, Mr. McCormack agreed to a lock-up period of 12 months from the applicable vesting date (the “Lock-Up Period”). During the Lock-up Period, Mr. McCormack agreed not to dispose or transfer any shares of the Company’s common stock received pursuant to his Employment Agreement, subject to certain standard exceptions. Subsequent to the expiration of the Lock-Up Period, for a period of one year, Mr. McCormack shall not have the right to sell on each trading day more than 10,000 shares of the Company’s common stock, as adjusted for any stock dividend, stock split or other reclassification affecting the Company’s equity securities occurring after the Effective Date (the “Daily Trading Limit”); provided, that (x) the Daily Trading Limit shall not apply to the Company’s equity securities obtained by Mr. McCormack in open market transactions and (y) such obligations with regard to the Daily Trading Limit shall terminate upon a Change of Control. If, after the Effective Date, any “C” level executive of the Company, who is a party to or who enters into an employment agreement with the Company, shall be afforded a more favorable provision (or provisions) with such terms not already included in such employment agreement as of the Effective Date with regard to the restrictions on the transfer of such executive’s shares during the Lock-Up Period (including without limitation as to the duration of, and termination of, the Lock-Up Period, and as to the Daily Trading Limit), the provisions of the Employment Agreement applicable to such restrictions shall be deemed to be automatically amended to provide for such more favorable provision(s).

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The shares of the Company’s common stock underlying the RSUs, if any, will be issued in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On July 17, 2019, the Company issued a press release announcing the appointment of Mr. McCormack as the President of the Company. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Employment Agreement, dated as of July 15, 2019, between the Company and Dermot McCormack.
99.1**	Press release, dated July 17, 2019.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: July 19, 2019	By:	/s/ Robert S. Ellin
		Name:	Robert S. Ellin
		Title:	Chief Executive Officer and Chairman of the Board of Directors

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